EXHIBIT A

SECOND JOINT FILING AGREEMENT

            Pursuant to Rule 13D-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    December 29, 2003

                                                                        SPENCE LIMITED, L.P.

                                                                        By:/s/Gerald J. Bruner
                                                                                Manager, Financial Junk, LLC
                                                                                General Partner

                                                                        FINANCIAL JUNK, LLC

                                                                        By:  Gerald J. Bruner
                                                                                Manager

                                                                        JOHN WILSON SPENCE, III

                                                                       By:/s/John Wilson Spence, III

                                                                       GERALD J. BRUNER

                                                                        By:/s/Gerald J. Bruner